Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

National General Holdings Corp.

New York, New York

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 13, 2013 and January 29, 2014, relating to the consolidated financial statements and schedules of National General Holdings Corp., which are contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

New York, New York

January 30, 2014